Exhibit 99.1

Aethlon Medical Announces Financial Results for the Fiscal Year Ended March 31, 2024

and Provides Corporate Update

Conference Call to be Held Today at 4:30 p.m. ET

SAN DIEGO, June 27, 2024 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today reported financial results for its fiscal year ended March 31, 2024 and provided an update on recent developments.

Company Updates

Aethlon Medical is continuing the research and clinical development of its Hemopurifier®, a therapeutic blood filtration system designed to bind and remove harmful exosomes and life-threatening viruses from blood and other biological fluids. These qualities of the Hemopurifier have potential applications in oncology, where cancer associated exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. Aethlon is also investigating the use of the Hemopurifier in the organ transplant setting, initially focusing on the potential removal of viruses and exosomes with harmful cargo from recovered kidneys.

As announced on June 18, 2024, the Human Research Ethics Committee (HREC) of the Central Adelaide Local Health Network (CALHN) granted full ethics approval for Aethlon’s safety, feasibility and dose-finding clinical trial of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab) (AEMD-2022-06 Hemopurifier Study). The approval is valid for three years, until June 13, 2027. The trial will be conducted by Prof. Michael Brown and his staff at the Cancer Clinical Trials Unit, CALHN, Royal Adelaide Hospital, located in Adelaide, Australia.

Currently, only approximately 30% of patients who receive pembrolizumab or nivolumab will have lasting clinical responses to these agents. Extracellular vesicles (EVs) produced by tumors have been implicated in the spread of cancers as well as the resistance to anti-PD-1 therapies. The Aethlon Hemopurifier has been designed to bind and remove these EVs from the bloodstream, which may improve therapeutic response rates to anti-PD-1 antibodies. In preclinical studies, the Hemopurifier has been shown to reduce the number of exosomes from the plasma of cancer patient samples.

"During the fourth quarter and subsequent period, we have continued to make significant progress advancing towards our planned, safety, feasibility and dose finding oncology trials in Australia and India, punctuated by the recent approval from the Human Research Ethics Committee at Central Adelaide Local Health Network,” stated James Frakes, Interim Chief Executive Officer and Chief Financial Officer of Aethlon Medical. “Upon submission to the Therapeutic Goods Administration, the national health regulatory agency of Australia, obtaining approval from the CALHN Research Governance Committee, and conducting a site initiation visit, we expect that we will be able to enroll and treat the first patient either in the September quarter or in the December quarter.

“It is also worth noting that in April 2024, the U.S. Food and Drug Administration (FDA) approved our internal manufacturing facility.”

Mr. Frakes continued, “We anticipate several upcoming, potential value-creating milestones, including submission to the Ethics Committees at two additional sites in Australia and one in India, with the expectation of possibly receiving approval from one or more of those three hospitals in the September quarter of 2024, after which, we expect to be able to enroll patients at those additional sites by the end of 2024.”

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As a reminder, the primary endpoint of the approximate 18-patient, safety, feasibility and dose-finding trial, is safety. The trial will monitor any adverse events and clinically significant changes in lab tests of Hemopurifier treated patients with solid tumors with stable or progressive disease at different treatment intervals, after a two-month run in period of PD-1 antibody, Keytruda® or Opdivo® monotherapy. Patients who do not respond to the PD-1 antibody therapy will be eligible to enter the Hemopurifier period of the study where sequential cohorts will receive 1, 2 or 3 Hemopurifier treatments during a one-week period. In addition to monitoring safety, the study is designed to examine the number of Hemopurifier treatments needed to decrease the concentration of EVs and if these changes in EV concentrations improve the body’s own natural ability to attack tumor cells. These exploratory central laboratory analyses are expected to inform the design of subsequent efficacy and safety trials, including a Premarket Approval (PMA) study required by the FDA and other regulatory agencies.

The company is also maintaining a position in the use of its Hemopurifier as a treatment against life-threatening viral infections through its COVID-19 trial in India. There are two participating sites for this trial -- the Medanta Medicity Hospital and Maulana Azad Medical College (MAMC). One patient has been treated thus far. However, the company has been informed by its contract research organization that a new COVID-19 subvariant was recently detected in India. The COVID-19 trial in India remains open in the event that there are COVID-19 admissions to the intensive care units at the two participating sites.

The company has also received multiple inquiries regarding the current, multi-state outbreak of H5N1 Avian Influenza (H5N1 HPAI) virus in dairy cattle. While the Hemopurifier has demonstrated the ability to capture prior iterations of the H5N1 bird flu virus in invitro experiments, the company has not tested the Hemopurifier against the current strain nor have there been many cases of the current strain infecting humans. The company will continue to monitor the situation and provide any potential updates, as needed.

Financial Results for the Fiscal Year Ended March 31, 2024

As of March 31, 2024, Aethlon Medical had a cash balance of approximately $5.4 million and as of June 25, 2024, had a cash balance of approximately $9.1 million.

Consolidated operating expenses for the fiscal year ended March 31, 2024 were approximately $12.6 million, compared to approximately $12.5 million for the fiscal year ended March 31, 2023, an increase of approximately $164,000. This increase in the fiscal year ended March 31, 2024 was due to an increase in payroll and related expenses of approximately $763,000, partially offset by decreases in general and administrative expenses of approximately $578,000 and in professional fees of approximately $21,000.

The approximate $763,000 increase in payroll and related expenses was primarily due to separation expenses for the company’s former chief executive officer of $862,000 and an increase of $127,000 associated with an increase in average headcount, partially offset by a decrease in stock-based compensation of $226,000.

The approximate $578,000 decrease in general and administrative expenses was primarily driven by the following: a decrease of $819,000 in clinical trial expenses related to the closed U.S. COVID-19 clinical trial, a decrease of $280,000 in subcontract expense related to contracts and grants with the National Institutes of Health, a $99,000 decrease in rent expense associated with a mobile clean room leased in the prior year, a decrease of $30,000 in travel related expenses associated with a former remote employee and a decrease of $22,000 in expenses related to various other general office operating expenses. These decreases were partially offset by an increase of $405,000 in manufacturing and research and development supplies related to the manufacturing of the company’s Hemopurifier device and various research and development activities. Other increases included $118,000 in depreciation expense and amortization expense related to leasehold improvements to manufacturing space, a $70,000 increase in insurance expenses to include medical, D&O and liability, and an increase of $82,000 primarily related to the company’s manufacturing facility, encompassing equipment maintenance, utilities, and outside services.

The approximate $21,000 decrease in professional fees was primarily due to a decrease in outside scientific, product research and regulatory services of $303,000, a decrease of $60,000 in recruiting fees and a $33,000 decrease in legal fees. These decreases were partially offset by increases in investor relations of $151,000, accounting fees of $137,000, board of director fees of $34,000 and outside operational and administration expenses of $53,000.

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As a result of the factors noted above, the company’s net loss increased to $12.2 million for the fiscal year ended March 31, 2024, from $12.0 million for the fiscal year ended March 31, 2023.

The consolidated balance sheet for March 31, 2024, and the consolidated statements of operations for the fiscal years ended March 31, 2024 and 2023 follow at the end of this release.

Conference Call

Management will host a conference call today, Thursday, June 27, 2024, at 4:30 p.m. ET to review the company’s financial results and recent corporate developments. Following management’s formal remarks, there will be a question and answer session.

Interested parties can register for the conference by navigating to https://dpregister.com/sreg/10190237/fce977aef1. Please note that registered participants will receive their dial-in number upon registration.

Interested parties without internet access or who are unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through July 27, 2024. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada toll free at 1-855-669-9658. The replay conference ID number is 6876352.

About Aethlon and the Hemopurifier®

Aethlon Medical is a medical therapeutic company focused on developing the Hemopurifier, a clinical stage immunotherapeutic device which is designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, the Hemopurifier has demonstrated the removal of life-threatening viruses and in pre-clinical studies, the Hemopurifier has demonstrated the removal of harmful exosomes from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. The Hemopurifier is a U.S. Food and Drug Administration (FDA) designated Breakthrough Device indicated for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. The Hemopurifier also holds an FDA Breakthrough Device designation and an open Investigational Device Exemption (IDE) application related to the treatment of life-threatening viruses that are not addressed with approved therapies.

Additional information can be found at www.AethlonMedical.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company's ability to raise additional capital and to successfully complete development of the Hemopurifier; the Company’s ability to successfully demonstrate the utility of the Hemopurifier in cancer and infectious diseases and in the transplant setting; the Company’s ability to achieve and realize the anticipated benefits from potential milestones; the Company’s ability to submit applications to and obtain approval from the additional Ethics Committees in Australia and India, including on the timing expected by the Company; the Company’s ability to initiate its planned oncology clinical trials in Australia and India, including on the timing expected by the Company; the Company’s ability to manage and successfully complete its clinical trials, if initiated; the potential impact of Hemopurifier on the H5N1 Avian Influenza (H5N1 HPAI) virus in dairy cattle; the Company’s ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2024, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:
Jim Frakes
Interim Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com
917-513-5303

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	March 31, 2024	March 31, 2023
ASSETS

CURRENT ASSETS
Cash	$5,441,978	$14,532,943
Deferred offering costs	277,827	–
Prepaid expenses	505,983	557,623

TOTAL CURRENT ASSETS	6,225,788	15,090,566

Property and equipment, net	1,015,229	1,144,004
Right-of-use lease asset	883,054	1,151,909
Patents, net	1,100	1,650
Restricted cash	87,506	87,506
Deposits	33,305	33,305

TOTAL ASSETS	$8,245,982	$17,508,940

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$777,862	$432,890
Due to related parties	546,434	214,221
Lease liability, current portion	290,565	269,386
Other current liabilities	215,038	588,592

TOTAL CURRENT LIABILITIES	1,829,899	1,505,089

Lease liability, less current portion	649,751	939,642

TOTAL LIABILITIES	2,479,650	2,444,731

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 60,000,000 shares authorized; 2,629,725 and 2,299,259 issued and outstanding	2,629	2,299
Additional-paid in capital	160,337,371	157,426,606
Accumulated other comprehensive loss	(6,940)	(6,141)
Accumulated deficit	(154,566,728)	(142,358,555)

TOTAL STOCKHOLDERS' EQUITY	5,766,332	15,064,209

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,245,982	$17,508,940

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Consolidated Statements of Operations

For the three and six month periods ended September 30, 2023 and 2022

	Fiscal Year	Fiscal Year
	Ended 3/31/24	Ended 3/31/23

Government contract revenue	$–	$574,245

OPERATING COSTS AND EXPENSES
Professional fees	3,526,926	3,548,028
Payroll and related	5,206,451	4,443,552
General and administrative	3,903,191	4,481,303
Total operating expenses	12,636,568	12,472,883

OPERATING LOSS	(12,636,568)	(11,898,638)

OTHER EXPENSE (INCOME)
Loss on dissolution of subsidiary	–	142,121
Interest and Other Income	(428,394)	(10,973)

NET LOSS	$(12,208,174)	$(12,029,786)

OTHER COMPREHENSIVE LOSS	(799)	(6,141)

COMPREHENSIVE LOSS	$(12,208,973)	$(12,035,927)

Basic and diluted net loss available to common stockholders per share	$(4.86)	$(5.86)

Basic and diluted weighted average number of common shares outstanding	2,512,774	2,053,744

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